UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported): December 19, 2018

PB Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-37676	47-5150586
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

40 Main Street, Putnam, Connecticut		06260
(Address of Principal Executive Offices)		(Zip Code)

(860) 928-6501
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2018, PB Bancorp, Inc. (the "Company") and Putnam Bank (the "Bank"), the wholly owned subsidiary of the Company, entered into individual change in control agreements (the "Agreements") with Thomas Borner, the President and Chief Executive Officer of the Bank, and Robert J. Halloran, Jr., Executive Vice President and Chief Financial Officer of the Bank (collectively, the "Executive Officers").  Each Agreement provides that in the event that the Executive Officer terminates his employment for good reason (as such term is defined in the Agreements) or the Executive Officer's employment is terminated for any reason other than cause, disability (as such terms are defined in the Agreements) or death within 12 months after a change in control, the Executive Officer shall receive a lump sum cash payment equal to three times (two times, for Mr. Halloran) the Executive Officer's annual base salary in effect immediately prior to the termination event, or, if higher, the Executive Officer's annual base salary in effect immediately prior to the change in control.  The payment shall be paid within 60 days of after the event of termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, such payment shall be paid in the second calendar year by the last day of such 60-day period.  The Agreements further provide in the event that any compensation, payment, or distribution to the Executive Officer would be subject to the excise tax imposed by Internal Revenue Code Sections 4999 and 280G, then the aggregate payments shall be reduced to $1.00 less than the amount at which the Executive Officer becomes subject to the excise tax; provided that the reduction shall only be made if the Executive Officer would receive a higher after-tax benefit than he would if the aggregate payments were subject to the excise tax.

The foregoing description is qualified in its entirety by reference to the Agreements, which will be filed as exhibits to the Company's Quarterly Report on Form 10-Q for the Quarter Ended December 31, 2018.

Item 9.01.   Financial Statements and Exhibits

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PB Bancorp, Inc.
DATE: December 26, 2018	By:	/s/ Thomas Borner
Thomas Borner
President and Chief Executive Officer